U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 10

GENERAL FORM FOR REGISTRATION OF SECURITIES

Pursuant to Section 12(b) or (g) of the Securities Exchange Act of 1934

VIBROSAUN INTERNATIONAL, INC.

 (Exact name of Registrant as specified in its charter)

Nevada	New IRS ID No. applied for since Development Stage
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

3884 East North Little Cottonwood Rd

Salt Lake City, Utah 84092

(Address of Principal Executive Office)

Registrant's Telephone Number, including Area Code:  (801) 580-4555

Securities registered pursuant to Section 12(b) of the Act:  None

Title of Each Class to be so Registered	Name of each Exchange on which each Class is to be Registered
None	None

Securities to be registered pursuant to Section 12(g) of the Act:

Title of Class
$0.001 par value common stock

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.  (Check one)

[  ]

Large Accelerated Filer

[  ]

Accelerated Filer

[  ]

Non-Accelerated Filer

[X]

Smaller Reporting Company

(Do not check if a smaller reporting company)

The Exhibit Index is located on page 46.

TABLE OF CONTENTS

Item 1.  Business.

3

Item 1A.  Risk Factors.

8

Item 2.  Financial Information.

13

Item 3.  Properties.

16

Item 4.  Security Ownership of Certain Beneficial Owners and Management.

16

Item 5.  Directors, Executive Officers, Promoters and Control Persons.

17

Item 6.  Executive Compensation.

18

Item 7.  Certain Relationships and Related Transactions.

20

Item 8.  Legal Proceedings.

20

Item 9.  Market Price of and Dividends on the Registrant’s Common Equity and Related Stockholder Matters.

20

Item 10.  Recent Sales of Unregistered Securities.

23

Item 11.  Description of Registrant’s Securities to be Registered.

23

Item 12.  Indemnification of Directors and Officers.

24

Item 13.  Financial Statements and Supplementary Data.

26

Item 14.  Changes in and Disagreements with Accountants on Accounting and Financial Disclosure.

46

Item 15.  Financial Statements and Exhibits.

46

Item 1.  Business.

Introduction

Vibrosaun International, Inc.  (“Vibrosaun International” our “Company,” “we,” “us,” and “our” or words of similar import) was organized pursuant to the laws of the State of Nevada on October 22, 1986, under the name “Morning Glory Mining, Inc,” with an authorized capital of $50,000 divided into 50,000,000 shares of common stock, par value $0.001 per share.  Many companies organized in this time period listed various purposes for which they were organized, and we were initially organized to engage in mining and mineral exploration; to deal in real and personal property; to issue indebtedness in the furtherance of the purposes of the corporation; to execute contracts; to acquire and develop patents, trademarks and copyrights; to borrow money; to acquire and pay for other businesses; to acquire and dispose of our own shares; to reorganize or dissolve corporations; and to engage in any lawful business which may be conducted under the laws of the State of Nevada.

Business Development

The following is a summary of material organizational and business development events since our inception.  We:

•

changed our name to “Vibrosaun International, Inc.,” and  increased our authorized shares by allowing us to issue up to 10,000,000 shares of preferred stock, $0.001 par value, effective June 24,1987;

•

established a series of 1,000,000 shares of preferred stock, which was designated “Series A Preferred Stock,” effective January 27, 1989, no shares of which were ever issued;

•

effected a reverse split on a basis of 250 to one, while retaining the present authorized capital and par value, with appropriate adjustments in our stated capital and capital surplus accounts, on March 6, 1997;

•

approved a quasi-reorganization effective as of March 7, 1997, that provided for a readjustment of our capital accounts and resulted in our retained deficit from prior operations being offset against our paid-in capital account; and

•

amended and restated our Articles of Incorporation to increase our authorized capital to 110,000,000 shares, divided into 100,000,000 shares of $0.001 par value common stock and 10,000,000 shares of $0.001 par value preferred stock, effective March 20, 2008.

All of the foregoing adjustments to our capital stock have been taken into account in all computations herein.

The principal changes to our Articles of Incorporation made in our Amended and Restated Articles of Incorporation were: (i) the increase in our authorized capital to 110,000,000 shares, divided into 100,000,000 shares of $0.001 par value common stock and 10,000,000 shares of $0.001 par value preferred stock, thereby eliminating the general rights, privileges and preferences of the previously authorized 10,000,000 shares of $0.001 par value preferred stock in the former amendment effective June 24, 1987, and eliminating the 1,000,000 shares of preferred stock established on January 27, 1989, that were designated as Series A Preferred Stock (none of these shares of preferred stock had ever been issued); (ii) added a general Article Six providing for indemnification of all persons allowed to the fullest extent of the General Corporation Law of the State of Nevada; (iii) changed our purpose in a new Article Seven to allow us to engage in any lawful business for which corporations are organized under the laws of the State of Nevada; (iv) opted out of the provisions of the “Acquisition of Controlling Interest” contained in the Nevada Revised Statutes (“NRS”) §§ 78.378 through 78.3793, inclusive, as permitted under NRS § 78.378.1, so that these provisions would not affect our ability to acquire any business or complete any business combination, in a new Article Nine; (v) opted out of the provisions of the “Combinations with Interested Stockholders” contained in NRS §§ 78.411 through 78.444, inclusive, all as permitted under NRS § 78.434, also so that these provisions would not affect our ability to acquire any business or complete any business combination, in a new Article Ten; (vi) allowed our Board of Directors to effect recapitalizations in the form of forward and reverse splits without the consent of shareholders in a new Article Thirteen; and (vii) allowed our Board of Directors to change our name to any name that conforms with any business or industry that the Board of Directors determines that we should engage in or which conforms with the name or names of any properties, businesses or companies acquired by us in a new Article XIV.

Material Business Development Exhibits

Copies of the following documents are filed as Exhibits to this Registration Statement.  See Item 15.

•

Amended and Restated Articles of Incorporation.

•

Bylaws.

Issuers Involved in Bankruptcy Proceedings During the Past Five Years

We have not been involved in a bankruptcy or similar proceedings since our inception.

Voluntary Filing of Registration Statement

We are voluntarily filing this Registration Statement so that we can become a “reporting issuer” under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  That will allow us to seek to attempt to have our common stock publicly quoted on the OTC Bulletin Board of Financial Industry Regulatory Authority (“FINRA”) or some other nationally recognized medium like the Pink Sheets.  Our common stock was last publicly quoted in October, 1989.  We cannot ensure that we will be successful in obtaining quotations of our common stock on the OTC Bulletin Board, the Pink OTC Markets (the “Pink Sheets”) or any other nationally recognized medium.  Our management believes that being a reporting issuer will facilitate our ability to obtain public quotations for our common stock. Presently, FINRA requires companies seeking quotations on the OTC Bulletin Board to be reporting issuers, and management also believes that in the present corporate regulatory climate, being a reporting issuer will soon become a requirement for every nationally recognized medium on which securities of public companies are publicly traded. The information required to be filed by us with the Securities and Exchange Commission (the “SEC”) as a reporting issuer may also provide us with some credibility when seeking to acquire businesses or other acquisition opportunities in the future.  There is currently no public market for our shares of common stock.

Additional Information

You may read and copy any materials that we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549.  You may also find all of the reports or registration statements that we have previously filed electronically with the SEC at its Internet site at www.sec.gov.  Please call the SEC at 1-202-551-8090 for further information on this or other Public Reference Rooms.  Our SEC reports and registration statements are also available from commercial document retrieval services, such as CCH Washington Service Bureau, whose telephone number is 1-800-955-0219.

Business

We are currently seeking potential assets, property or businesses to acquire, in a business combination, by reorganization, merger or acquisition.  We have had no material business operations since March 7, 1997.  Our plan of operation for the next 12 months is to: (i) consider guidelines of industries in which we may have an interest; (ii) adopt a business plan regarding engaging in the business of any selected industry; and (iii) to commence operations through funding and/or the acquisition or business combination with a “going concern” engaged in any industry selected.  We are unable to predict the time as to when and if we may actually participate in any specific business endeavor, and we will be unable to do so until we determine any particular industry in which we may conduct business operations.

We are not currently engaged in any substantive business activity except the search for potential assets, property or businesses to acquire, and we have no current plans to engage in any other activity in the foreseeable future unless and until we complete any such acquisition.  In our present form, we are deemed to be a “shell company” seeking to acquire or merge with a business or company.  We do not intend to restrict our search for business opportunities to any particular business or industry, and the areas in which we will seek out business opportunities may include all lawful businesses.  We recognize that the number of suitable potential business ventures that may be available to us will be extremely limited, and may be restricted to businesses or entities that desire to become a publicly-held company while avoiding what many may deem to be the adverse factors related to an initial public offering (“IPO”) as a method of “going public.”  The most prevalent of these factors include the substantial time requirements, legal and accounting costs, the inability to obtain an underwriter who is willing to publicly offer and sell securities on behalf of the particular entity, the lack of or the inability to obtain the required financial statements for such an undertaking, state limitations on the amount of dilution to public investors in comparison to the stockholders of any such entity, along with other conditions or requirements imposed by various federal and state securities laws, rules and regulations and federal and state agencies that implement them.

Amendments to SEC Form 8-K regarding shell companies and transactions with shell companies require the filing of all information about an acquired company that would have been required to have been filed had any such company filed a Form 10 Registration Statement with the SEC, along with required audited, interim and proforma financial statements, within four business days of the closing of any such transaction (Item 5.01(a)(8) of Form 8-K); and the recent amendments to SEC Rule 144 adopted by the SEC that were effective on February 15, 2008, that limit the resale of most securities of shell companies until 12 months after the filing of such information (the “Form 10 Information”), may eliminate many of the perceived advantages of going public transactions with shell companies.  These types of transactions are customarily referred to as “reverse” reorganizations or mergers in which the acquired company’s stockholders become the controlling stockholders in the acquiring company and the acquiring company becomes the successor to the business operations of the acquired company.  Regulations governing shell companies also deny the use of SEC Form S-8 for the registration of securities and limit the use of SEC Form S-8 to a reorganized shell company until the expiration of 60 days from when any such entity is no longer considered to be a shell company. This prohibition could further restrict opportunities for us to acquire companies that may already have stock option plans in place that cover numerous employees.  In such instances, there may be no exemption from registration for the issuance of securities in any business combination to these employees, thereby necessitating the filing of a registration statement with the SEC to complete any such reorganization, and incurring the time and expenses that are normally avoided by reverse reorganizations or mergers.

Recent amendments to Rule 144, adopted by the SEC and effective on February 15, 2008, codify the SEC’s prior position limiting the tradeability of certain securities of shell companies, including those issued by us in any business combination, and further limit the tradeability of additional securities of shell companies; these proposals will further restrict the availability of opportunities for us to acquire any business or enterprise that desires to utilize us as a means of going public.  See the heading “Rule 144”  of Item 9, for a discussion of the general requirements of Rule 144 and the limitations of Rule 144 with respect to shell companies.

Any of these types of business combination transactions, regardless of the particular prospect, would require us to issue a substantial number of shares of our common stock that could amount to as much as 95% or more of our outstanding voting securities; accordingly, investments in the private enterprise, if available, would be much more favorable than any investment in us.

Management intends to consider a number of factors prior to making any decision to participate in any specific business endeavor, none of which may be determinative or provide any assurance of success.  These may include, but will not be limited to, as applicable, an analysis of the quality of the particular business or entity’s management and personnel; the anticipated acceptability of any new products or marketing concepts that any such business or company may have; the merits of any such business’ or company’s technology or intellectual property; the present financial condition, projected growth potential and available technical, financial and managerial resources; working capital, history of operations and future prospects; the nature of present and expected competition; the quality and experience of any such business’ or company’s management services and the depth of management; the business’

or the company’s potential for further research, development or exploration; risk factors specifically related to the business’ or company’s operations; the potential for growth, expansion and profit; the perceived public recognition or acceptance of products, or services offered and trademarks and name identification; and numerous other factors that are difficult, if not impossible, to properly or accurately quantify or analyze, let alone describe or identify, without referring to specific objective criteria of an identified business or company.

Regardless, the results of operations of any specific entity may not necessarily be indicative of what may occur in the future, by reason of changing market strategies, plant or product expansion, changes in product emphasis, future management personnel and changes in innumerable other factors.  Further, in the case of a new business venture or one that is in a research and development mode, the risks will be substantial, and there will be no objective criteria to examine the effectiveness or the abilities of its management or its business objectives.  Also, a firm market for its products or services may yet need to be established, and with no past track record, the profitability of any such business will be unproven and cannot be predicted with any certainty.

Our management will attempt to meet personally with management and key personnel of any entity providing a potential business opportunity for us, visit and inspect material facilities, obtain independent analysis or verification of information provided and gathered, check references of material personnel and conduct other reasonably prudent measures calculated to ensure a reasonably thorough review of any particular business opportunity; however, due to time constraints of management and limited capital, these activities may be limited.

We are unable to predict the time as to when and if we may actually participate in any specific business endeavor or if at all.  We anticipate that proposed business ventures will be made available to us through personal contacts of directors, executive officers and principal stockholders, professional advisors, broker dealers in securities, venture capital personnel and others who may present unsolicited proposals.  In certain cases, we may agree to pay a finder’s fee or to otherwise compensate the persons who submit a potential business endeavor in which we eventually participate. Such persons may include our directors, executive officers and beneficial owners of our securities or their affiliates. In this event, such fees may become a factor in negotiations regarding any potential venture and, accordingly, may present a conflict of interest for such individuals.  Management does not presently intend to acquire an interest in any business enterprise in which any member has an ownership interest.

Although we currently have no plans to do so, depending on the nature and extent of services rendered, we may compensate members of our management in the future for services that they may perform for us.  Because we currently have extremely limited resources, and we are unlikely to have any significant resources until we have determined a business or enterprise to engage in or have completed a business combination, management expects that any such compensation would take the form of an issuance of shares of our common stock to these persons; this would have the effect of further diluting the holdings of our other stockholders.  There are presently no preliminary agreements or understandings between us and members of our management respecting such compensation.  Any shares issued to members of our management would be required to be resold under an effective registration statement filed with the SEC or could not be publicly sold until 12 months after we file the Form 10 information about the business combination with the SEC as now required by SEC Form 8-K.  These provisions could further inhibit our ability to complete any business combination where finders or others who may be subject to these resale limitations refuse to provide us with any introductions or to close any such transactions unless they are paid requested fees in cash rather than our shares or unless we agree to file a registration statement with the SEC that includes any shares that are to be issued to them, at no cost to them.  These expenses could limit potential acquisition candidates, especially those in need of cash resources, and could affect the number of shares that our stockholders retain following any such transaction, by reason of the increased expense.

Substantial fees are also often paid in connection with the completion of all types of business combinations, ranging from a small amount to as much as $600,000 or more. These fees are usually divided among promoters or founders or finders, after deduction of legal, accounting and other related expenses, and it is not unusual for a portion of these fees to be paid to members of management or to principal stockholders as consideration for their agreement to retire a portion of their shares of common stock or as consideration to them to provide an indemnification for all of our prior liabilities.  Members of management may also actively negotiate or otherwise consent to the purchase of all or any portion of their shares of common stock as a condition to, or in connection with, a proposed business combination.  It is not anticipated that any such opportunity will be afforded to other stockholders or that such other stockholders will be afforded the opportunity to approve or consent to any particular stock buy-out transaction.  In the event that any such fees are paid or shares are purchased, these requirements may become a factor in negotiations regarding any business combination with us and, accordingly, may also present a conflict of interest for such individuals. We have no present arrangements or understandings respecting any of these types of fees or opportunities.  Any of these types of fees that are paid in shares of our common stock will also be subject to the resale limitations embodied in the recent amendments to Rule 144 that prohibit, among other requirements, the public resale of these shares until 12 months after the filing of the Form 10 information with the SEC.

None of our directors, executive officers, founders or their affiliates or associates are currently involved in any negotiations with any representatives of the owners of any business or company regarding the possibility of a business combination with us.

Competitive Business Conditions and Our Competitive Position in the Industry and Methods of Competition

Management believes that there are literally thousands of shell companies engaged in endeavors similar to those engaged in by us; many of these companies have substantial current assets and cash reserves.  Competitors also include thousands of other publicly-held companies whose business operations have proven unsuccessful, and whose only viable business opportunity is that of providing a publicly-held vehicle through which a private entity may have access to the public capital markets via a reverse reorganization or merger.  There is no reasonable way to predict our competitive position or that of any other entity in these endeavors; however, we, having limited assets and no cash reserves, will no doubt be at a competitive disadvantage in competing with shell companies that have significant cash resources and have recent operating histories when compared with the complete lack of any substantive operations by us since March 7, 1997.

Dependence on One or a Few Major Customers

Our directors and executive officers have not used any particular consultants, advisors or finders on a regular basis.

Need for any Governmental Approval of Principal Products or Services

Because we currently have no business operations, produce no products nor provide any services, we are not presently subject to any governmental regulation in this regard.  However, in the event that we complete a business combination transaction, we will become subject to all governmental approval requirements to which the reorganized, merged or acquired entity is subject or may become subject.

Effect of Existing or Probable Governmental Regulations on our Business

If and when this Registration Statement becomes effective, we will be subject to the following regulations of the SEC and applicable securities laws, rules and regulations:

Smaller Reporting Company

We will become subject to the reporting requirements of Section 13 of the Exchange Act, and subject to the disclosure requirements of Regulation S-K of the SEC, as a “smaller reporting company.”  That designation will relieve us of some of the informational requirements of Regulation S-K applicable to larger companies.

Sarbanes/Oxley Act

We will also become subject to the Sarbanes/Oxley Act of 2002.  The Sarbanes/Oxley Act created a strong and independent accounting oversight board to oversee the conduct of auditors of public companies and strengthens auditor independence.  It also requires steps to enhance the direct responsibility of senior members of management for financial reporting and for the quality of financial disclosures made by public companies; establishes clear statutory rules to limit, and to expose to public view, possible conflicts of interest affecting securities analysts; creates guidelines for audit committee members’ appointment, compensation and oversight of the work of public companies’ auditors; management assessment of our internal controls; auditor attestation to management’s conclusions about internal controls (anticipated to commence with the December 31, 2009, year end); prohibits certain insider trading during pension fund blackout periods; requires companies and auditors to evaluate internal controls and procedures; and establishes a federal crime of securities fraud, among other provisions. Compliance with the requirements of the Sarbanes/Oxley Act will substantially increase our legal and accounting costs.

Exchange Act Reporting Requirements

Section 14(a) of the Exchange Act requires all companies with securities registered pursuant to Section 12(g) of the Exchange Act to comply with the rules and regulations of the SEC regarding proxy solicitations, as outlined in Regulation 14A. Matters submitted to stockholders at special or annual meetings thereof or pursuant to a written consent will require us to provide our stockholders with the information outlined in Schedules 14A or 14C of Regulation 14; preliminary copies of this information must be submitted to the SEC at least 10 days prior to the date that definitive copies of this information are forwarded to our stockholders.

We will also be required to file Annual Reports on SEC Form 10-K and Quarterly Reports on SEC Form 10-Q with the SEC on a regular basis, and will be required to timely disclose certain material events (e.g., changes in corporate control; acquisitions or dispositions of a significant amount of assets other than in the ordinary course of business; and bankruptcy) in a Current Report on SEC Form 8-K.

Cost and Effects of Compliance with Environmental Laws

Our current business operations are not subject to any material environmental laws, rules or regulations that would have an adverse material effect on our business operations or financial condition or result in a material compliance cost; however, we will become subject to all such governmental requirements to which the reorganized, merged or acquired entity is subject or may become subject, on the closing of a business combination.

Number of Total Employees and Number of Full Time Employees

We have no employees.

Item 1A.  Risk Factors.

In any business venture, there are substantial risks specific to the particular enterprise which cannot be ascertained until a potential acquisition, reorganization or merger candidate has been identified; however, at a minimum, our present and proposed business operations will be highly speculative and will be subject to the same types of risks inherent in any new or unproven venture, and will include those types of risk factors outlined below.

Extremely Limited Assets and No Source of Revenue; Accordingly, We May Fail.

We have no assets and have had no revenue since March 7, 1997; nor will we receive any revenue until we complete a business combination, at the earliest.  We can provide no assurance that any acquired or commenced business will produce any material revenues for us or benefit for our stockholders or that any such business will operate on a profitable basis.

We Are Deemed to be a Shell Company Until We Adopt a Business Plan and Commence Principal Significant Operations.

Our present limited business operations involve those of a shell company.  The only activities to be conducted by us include maintaining our good standing in the State of Nevada, compliance with our reporting requirements with the SEC and the seeking out and investigating the potential acquisition of any viable business opportunity in a business combination.

Discretionary Use of Proceeds; “Blank Check” or Shell Company.

Because we are not currently engaged in any substantive business activities, as well as management’s broad discretion with respect to selecting a business or industry for commencement of operations or completing a business combination, we are deemed to be a blank check or shell company.  Although management intends to apply any proceeds we may receive through the issuance of our common stock or debt securities to a suitable business enterprise or combination, subject to the criteria identified in Item 1, such proceeds will not otherwise be designated for any more specific purpose.  We can provide no assurance that any use or allocation of such proceeds will allow us to achieve our business objectives.

We Are Not Currently Engaged in any Substantive Business Activity, and We Have No Plans to Engage in any Such Activity in the Foreseeable Future, Except the Search for a Business or an Entity to Acquire that May Be Beneficial to Us and that May Benefit Our Stockholders.

When and if we will complete a business combination is presently unknown, and will depend upon various factors, including but not limited to, funding and its availability; and if and when any potential acquisition may become available to us on terms acceptable to us.  No assurance can be given that any such opportunity will be made available to us or will be completed; and if made available or completed, will benefit us or our stockholders.

We Will Seek Out Business Opportunities.

Management will seek out and investigate business opportunities through every reasonably available fashion, including personal contacts, professionals, securities broker dealers, venture capital personnel, members of the financial community and others who may present unsolicited proposals; we may also advertise our availability as a vehicle to bring a company to the public market through a reverse reorganization or merger business combination, subject to the limitations on any such advertising that are included in the Securities Act of 1933, as amended (the “Securities Act”), and the General Rules and Regulations of the SEC promulgated thereunder.

Absence of Substantive Disclosure Relating to Prospective Acquisitions.

Because we have not yet identified any industry or potential business combination that we may engage in or acquire, potential investors in us will have virtually no substantive information upon which to base a decision of whether to invest in us.  Potential investors would have access to significantly more information if we had already identified a potential acquisition or business combination, or if the acquisition or business combination target had made an offering of its securities directly to the public.  We can provide no assurance that any investment in us will not ultimately prove to be less favorable than such a direct investment.

Unspecified Industry and Acquired Business and Unascertainable Risks May Cause us to Fail.

We have not identified any particular industry or business in which to concentrate our efforts.  Accordingly, prospective investors in us currently have no basis to evaluate the comparative risks and merits of investing in the industry or business in which we may acquire or otherwise engage in.  To the extent that we may acquire a business in a high risk industry, we will become subject to those risks.  Similarly, if we acquire a financially unstable business or a business that is in the early stages of development, we will become subject to the numerous risks to which such businesses are subject.  Although management intends to consider the risks inherent in any industry and business in which we may become involved, there can be no assurance that we will correctly assess such risks.

Uncertain Structure of Any Acquisition and Unknown Dilution to Our Stockholders.

Management has had no preliminary contact or discussions regarding, and there are no present plans, proposals or arrangements, to engage in or acquire any specific business, assets or property in a business combination or otherwise.  Accordingly, it is unclear whether such an acquisition or business combination would take the form of an exchange of capital stock, a merger or an asset acquisition.  However, because we have virtually no resources as of the date of this Registration Statement, management expects that any such acquisition or business combination would take the form of an exchange of our capital stock that would further dilute our stockholders.

Auditor’s “Going Concern” Opinion that Expresses Doubt About Our Ability to Continue as a Going Concern.

Our auditors who audited our consolidated financial statements for the calendar years ended December 31, 2007, and 2006, have expressed substantial doubt about our ability to continue as a going concern, due to our status as a shell company and our lack of profitable operations or available funds.,  See Note 3 of our financial statements for the years ended December 31, 2007, and 2006, which accompany this Registration Statement.  Note 3 of our unaudited consolidated financial statements for the six month period ended June 30, 2008, contains a similar expression.  See the Index to Financial Statements, Item 15.

There Are Losses Associated with Startup Companies, and We May Fail.

We have not had a profitable operating history; and we cannot guarantee that we will become profitable or that we will complete any business combination of any kind or that if one is completed, that it will become profitable.

Federal and State Restrictions on Blank Check or Shell Companies that Will Further Limit Our Opportunities.

Federal Restrictions

Recent amendments to SEC Form 8-K by the SEC regarding shell companies and transactions with shell companies require the filing of the Form 10 information about an acquired company that would have been required to have been filed had any such company filed a Form 10 Registration Statement with the SEC, along with required audited, interim and proforma financial statements, within four business days of the closing of any such transaction. These new regulations also deny the use of SEC Form S-8 for the registration of securities of a shell company, and limit the use of SEC Form S-8 to a reorganized shell company until the expiration of 60 days from when any such shell company is no longer considered to be a shell company.  This prohibition could further restrict opportunities for us to acquire companies that may already have stock option plans in place that cover numerous employees.  In such instances, there may be no exemption from registration under the Securities Act for the issuance of securities in any business combination to these employees, thereby necessitating the filing of a registration statement with the SEC to complete any such business combination, and incurring the time and expense normally avoided by reverse reorganizations or mergers.

Further, recent amendments to Rule 144 adopted by the SEC and effective on February 15, 2008, codify the SEC’s prior position limiting the tradeability of certain securities of shell companies, including those issued by shell companies in any acquisition or business combination, and further limit the tradeability of additional securities of shell companies; these proposals will further restrict the availability of opportunities for us to acquire any business or enterprise that may desire to utilize us as a means of going public.  See the heading “Rule 144” of Item 9 for a discussion of the general requirements of Rule 144 and the limitations of Rule 144 with respect to shell companies.

If we publicly offer any securities as a condition to the closing of any acquisition or business combination while we are a blank check or shell company, we will have to fully comply with SEC Rule 419 and deposit all funds in escrow pending advice about the proposed transaction to our stockholders fully disclosing all information required by Regulation 14 of the SEC and seeking the vote and agreement of investment of those stockholders to whom such securities were offered; if no response is received from these stockholders within 45 days thereafter or if any stockholder elects not to invest following our advice about the proposed transaction, all funds that must be held in escrow by us under Rule 419, as applicable, will be promptly returned to any such stockholder.  All securities issued in any such offering will likewise be deposited in escrow, pending satisfaction of the foregoing conditions.  This is only a brief summary of Rule 419.  We do not anticipate making any public offerings of our securities that would come within the context of an offering described in Rule 419.

All of these laws, rules and regulations could severely restrict us from completing an acquisition of any business combination for the following reasons, among others:

•

The time and expense in complying with any of the foregoing could be prohibitive and eliminate the reasons for a reverse reorganization or merger.

•

Management or others who own or are to receive shares that may be subject to the new resale limitations of Rule 144 may demand registration rights for these shares, and the acquisition or business combination candidate may refuse to grant them by reason of the time, cost and expense involved; or because the filing of any such registration statement may be integrated with planned financing options of the acquisition or business combination candidate that could prohibit or interfere with such options or such registration statement.

•

Demands for cash in lieu of securities could be too high a cost of dilution to the acquisition or business combination candidate, especially when taking into account the dilution that results from the shareholdings that are retained by our stockholders.

•

These costs and expenses, if agreed upon, would no doubt further dilute our stockholders, as any acquisition or business combination candidate may not be willing to leave as many shares with our stockholders in any such transaction, had these issues not been present.

•

Finders and parties who may introduce acquisition or business combination candidates to us may be unwilling to introduce any such candidates if shares to be issued to them are not registered for resale with the SEC, which would restrict our ability to attract potential candidates.

•

Will limit resales of securities issued in acquisitions or business combinations by providing a 12 month holding period from the filing of the Form 10 information required to be filed with the SEC within four days of the closing of any such transaction, thereby denying acquired companies’ stockholders the newly proposed six month holding period that they would be subject to if their company went public by means other than the use of a shell company.

State Restrictions

Presently, a total of 34 states prohibit or substantially restrict the registration and sale of shares of blank check or shell companies within their borders.  We intend to comply fully with all state securities laws, and plan to take the steps necessary to ensure that any future offering of our securities are limited to those states in which such offerings are allowed.  However, while we have no substantive business operations and are deemed to be a blank check or shell company, these legal restrictions may have a material adverse impact on our ability to raise capital, because potential purchasers of our securities must be residents of states that permit the purchase of such securities.  These restrictions may also limit or prohibit stockholders from reselling shares of common stock within the borders of regulating states.  Section 18 of the Securities Act exempts private sales of shares of blank check or shell companies from state registration laws, rules and regulations if sold under SEC Rule 506.

By regulation or policy statement, some states place various restrictions on the sale or resale of equity securities of blank check or shell companies.  These restrictions include, but are not limited to, heightened disclosure requirements, exclusion from “manual listing” registration exemptions for secondary trading privileges and outright prohibition of public offerings of such companies.

In most jurisdictions, blank check and shell companies are not eligible for participation in the Small Corporate Offering Registration (“SCOR”) program, which permits an issuer to notify the SEC of certain offerings registered in such states by short form filing.  All states (with the exception of Alabama, Minnesota, Nebraska and New York) have adopted some form of SCOR.  States participating in the SCOR program also allow applications for registration of securities by qualification via filing of a Form U-7 with the states’ securities commissions.  Nevertheless, while we are a blank check or shell company, we do not anticipate making any SCOR offering or other public offering in the foreseeable future, even in any jurisdiction where we may be eligible for participation in SCOR.

The net effect of the above-referenced laws, rules and regulations will be to place significant restrictions on our ability to register, offer and sell and/or to develop a secondary market for shares of our common stock in virtually every jurisdiction in the United States.  These restrictions should cease once and if we acquire a venture by acquisition or business combination, so long as the business operations succeeded to involve sufficient activities of a specific nature.

Management to Devote Insignificant Time to Activities of Our Company, Which Will Limit Opportunities that  May Be Made Available to Us and Our Business Model May Fail.

Members of our management are not required to devote their full time to our affairs.  Because of their time commitments, as well as the fact that we have limited business operations and funds, the members of our management currently devote approximately one hour per week to our activities, and will continue to do so until such time as we have identified a suitable acquisition or business combination candidate, or have determined to engage in a particular business or industry and have commenced such operations.

There is No Market for Our Common Stock.

We intend to submit for quotations of our common stock on the OTC Bulletin Board of FINRA before any selection of a business opportunity or prior to consideration of any merger or acquisition transaction, and to seek a broker dealer to act as market maker for our securities (without the use of any consultant); our common stock was last publicly quoted in October, 1989.  There is currently no market for our shares of common stock; there have been no discussions with any broker dealer or any other person in this regard; no market maker has been identified; and there can be no assurance that any broker dealer will agree to file a Form 211 for the OTC Bulletin Board for us or that in the event of such quotations being granted for our common stock, that any market for our common stock will ever develop or be maintained.  Any market price for shares of our common stock is likely to be very volatile, and numerous factors beyond our control may have a significant effect.  In addition, the stock markets generally have experienced, and continue to experience, extreme price and volume fluctuations that have affected the market price of many small capital companies and that have often been unrelated to the operating performance of these companies. These broad market fluctuations, as well as general economic and political conditions, may adversely affect the market price of shares of our common stock in any market that may develop.  Sales of “restricted securities” under Rule 144 or pursuant to registration statements may also have an adverse effect on any market that may develop.  See the heading “Rule 144” of Item 9.

Our Common Stock is “Penny Stock” Under SEC General Rules and Regulations, Which Means There Will be a Very Limited Trading Market for Our Shares if Any Trading Market Ever Develops.

Our common stock is deemed to be “penny stock” as that term is defined in SEC Rule 3a51-1.  Penny stocks are stocks (i) with a price of less than $5.00 per share; (ii) that are not traded on a “recognized” national exchange; (iii) whose prices are not quoted on the NASDAQ automated quotation system (NASDAQ-listed stocks must still meet requirement (i) above); or (iv) in issuers with net tangible assets less than $2,000,000 (if the issuer has been in continuous operation for at least three years) or $5,000,000 (if in continuous operation for less than three years), or with average revenues of less than $6,000,000 for the last three years.

Section 15(g) of the Exchange Act and Rule 15g-2 of the SEC require broker dealers dealing in penny stocks to provide potential investors with a document disclosing the risks of penny stocks and to obtain a manually signed and dated written receipt of the document before effecting any transaction in a penny stock for the investor’s account. Potential investors in our common stock are urged to obtain and read such disclosure carefully before purchasing any shares that are deemed to be penny stock.

Moreover, SEC Rule 15g-9 requires broker dealers in penny stocks to approve the account of any investor for transactions in such stocks before selling any penny stock to that investor.  This procedure requires the broker dealer to (i) obtain from the investor information concerning his or her financial situation, investment experience and investment objectives; (ii) reasonably determine, based on that information, that transactions in penny stocks are suitable for the investor and that the investor has sufficient knowledge and experience as to be reasonably capable of evaluating the risks of penny stock transactions; (iii) provide the investor with a written statement setting forth the basis on which the broker dealer made the determination in (ii) above; and (iv) receive a signed and dated copy of such statement from the investor, confirming that it accurately reflects the investor’s financial situation, investment experience and investment objectives.  Compliance with these requirements may make it more difficult for investors in our common stock to resell their shares to third parties or to otherwise dispose of them.

Our Shares Are Subject to Additional Rule 144 Resale Restrictions Applicable to Shell Companies that May Make an Acquisition or Business Combination With Us Less Suitable as a Means of Becoming a Publicly-Held Company.

Any securities issued by us while we are a shell company will be subject to resale limitations imposed on shell companies that limit the resale of securities issued by shell companies until 12 months after the cessation of a shell company status and the filing of the Form 10 information about the acquired company as required by Item 5.01(a)(8) of SEC Form 8-K.

Item 2.  Financial Information.

Forward-looking Statements

Statements made in this Registration Statement which are not purely historical are forward-looking statements with respect to the goals, plan objectives, intentions, expectations, financial condition, results of operations, future performance and our business, including, without limitation, (i) our ability to raise capital, and (ii) statements preceded by, followed by or that include the words “may,” “would,” “could,” “should,” “expects,” “projects,” “anticipates,” “believes,” “estimates,” “plans,” “intends,” “targets” or similar expressions.

Forward-looking statements involve inherent risks and uncertainties, and important factors (many of which are beyond our control) that could cause actual results to differ materially from those set forth in the forward-looking statements, including the following: general economic or industry conditions nationally and/or in the communities in which we may conduct business; changes in the interest rate environment; legislation or regulatory requirements; conditions of the securities markets; our ability to raise capital; changes in accounting principles, policies or guidelines; financial or political instability; acts of war or terrorism; or other economic, competitive, governmental, regulatory and technical factors affecting our operations, products, services and prices.

Accordingly, results actually achieved may differ materially from expected results in these statements.  Forward-looking statements speak only as of the date they are made.  We do not undertake, and specifically disclaim, any obligation to update any forward-looking statements to reflect events or circumstances occurring after the date of such statements.

Plan of Operation

Our plan of operation for the next 12 months is to: (i) consider guidelines of industries in which we may have an interest; (ii) adopt a business plan regarding engaging in the business of any selected industry; and (iii) to commence such operations through funding and/or the acquisition or business combination with a going concern engaged in any industry selected.

During the next 12 months, our only foreseeable cash requirements, which may be advanced by our management or principal stockholders as loans to us, will relate to maintaining our good standing or the payment of expenses associated with legal, accounting and other fees related to our compliance with the Exchange Act requirements of being a reporting issuer and reviewing or investigating any potential acquisition or business combination candidate.  Because we have not determined any business or industry in which our operations will be commenced, and we have not identified any prospective acquisition or business combination candidate as of the date of this Registration Statement, it is impossible to predict the amount of any such costs or required advances.  Any such loan will be on terms no less favorable to us than would have been made available to us from a commercial lender in an arm’s length transaction.

Management’s Discussion and Analysis of Financial Condition and Results of Operations

Results of Operations

Years Ended December 31, 2007 and 2006

We have had no material business operations since March 7, 1997, when we reentered the development stage following a quasi-reorganization.

During the year ended December 31, 2007, we had a net loss of $10,820, compared with a net loss of $5,017 for the year ended December 31, 2006.  The increase in net loss in 2007 was due to our efforts to comply with new Sarbanes/ Oxley Act provisions relating to evaluating our internal controls, legal fees and auditing expenses.  We have received no revenues in either of our two most recent calendar years.  See the Index to Financial Statements, Item 15, of this Registration Statement.

Three Months Ended June 30, 2008 Compared to Three Months Ended June 30, 2007

We had no material operations during the quarterly period ended June 30, 2008.  In the quarterly period ended June 30, 2008, we had revenues of $0, compared to the quarterly period ended June 30, 2007, with revenues of $0. General and administrative expenses were $7,191 for the June 30, 2008, period, compared to $5,000 for the June 30, 2007, period. General and administrative expenses for the three months ended June 30, 2008, were comprised mainly of accounting and legal fees. We had a net loss of $7,513 for the June 30, 2008, period compared to a net loss of $5,123 for the June 30, 2007, period.

Six Months Ended June 30, 2008 Compared to Six Months Ended June 30, 2007

We had no material operations during the six month period ended June 30, 2008.  In the six months period ended June 30, 2008, we had revenues of $0, compared to the six months ended June 30, 2007, with revenues of $0. General and administrative expenses were $7,229 for the June 30, 2008, period, compared to $5,000 for the June 30, 2007, period. General and administrative expenses for the six month period ended June 30, 2008, were comprised mainly of accounting and legal fees. We had a net loss of $7,840 for the June 30, 2008, period, compared to a net loss of $5,210 for the June 30, 2007, period.

Liquidity

We have no cash or cash equivalents on hand, and had none at June 30, 2008, or December 31, 2007, or 2006.  If additional funds are required in connection with our present planned business operations of seeking an acquisition or business combination candidate or for Exchange Act filings or other expenses, such funds may be advanced by management or principal stockholders.  During the quarterly period ended June 30, 2008, expenses were paid by a principal stockholder, Chiricahua Company, which is owned by our President and a director, David C. Merrell, in the amount of $4,838. The aggregate amount of expense advances by Chiricahua Company through June 30, 2008, is $16,449, which is outstanding, unsecured and is due on demand. Because we have not identified any acquisition or business combination candidate, it is impossible to predict the amount of future required funds.

Known Trends, Events or Uncertainties that Have or Are Reasonably Likely to Have a Material Impact on Our Short-Term or Long-Term Liquidity

There are no known trends, events or uncertainties that have or are reasonably likely to have a material impact on our short-term or long-term liquidity, excluding all matters related to any acquisition or business combination candidate that we may acquire.

Internal and External Sources of Liquidity

During the six month period ended June 30, 2008, and the two years ended December 31, 2007, and 2006, we had no sources of internal liquidity.

Equity Financing

We have not conducted and do not presently have any plans to conduct any equity offerings of our common stock.  It is anticipated that cash requirements for satisfying our reporting requirements under the Exchange Act, maintaining our corporate standing and other expenses, like considering potential acquisition or business combination candidates, will be provided to us in the form of loans from Chiricahua Company, a principal stockholder.  There are no written agreements requiring Chiricahua Company to provide these cash resources; and to the extent they are provided, such funds will bear no interest and will be due on demand.

Debt Financing

Except as stated in the preceding paragraph about “Equity Financings,” we have not and do not presently plan to conduct any debt offerings of our securities.

Critical Accounting Policies

There are no critical accounting policies that are likely to have an adverse effect on our present limited business operations, except our reliance on loans from one of our principal stockholders, Chiricahua Company.  If additional funds are needed to continue our business operations and Chiricahua Company is unwilling to provide these funds, and if such funds are not otherwise made available from debt or equity financings, our business operations could fail and we may not be able to successfully complete any acquisition or business combination.  We have no other arrangements or understandings with anyone to provide us with any financing in the event of need.

Off-Balance Sheet Arrangements

We have not had any off-balance sheet arrangements of any kind.

Item 3.  Properties.

We have no assets or property; our principal executive office address and telephone number are the business office address and telephone number of a principal stockholder, Chiricahua Company, which is owned by our President and a director, David C. Merrell, and are currently provided at no cost.  Because we have had no business, our activities have been limited to keeping us in good standing in the State of Nevada. These activities have consumed an insignificant amount of management’s time; accordingly, the costs of providing the use of this office address and telephone have been nominal.

Item 4.  Security Ownership of Certain Beneficial Owners and Management.

Security Ownership of Certain Beneficial Owners

The following table sets forth the share holdings of those persons who own more than 5% of our common stock as of the date of this Registration Statement, based upon 1,499,824 shares being outstanding as of September 8, 2008:

Ownership of Principal Stockholders

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Owner(1)	Percent of Class (1)
Common Stock	Chiricahua Company(2) 3884 E. North Little Cottonwood Road Salt Lake City, UT 84092	1,200,000	80%
Common Stock	Corie Merrell	150,000	10%

(1)   Includes shares that any beneficial owner has the right to acquire within 60 days, from options, warrants, rights, conversion privilege or similar obligations.

(2)   David C. Merrell may be deemed beneficial owner of these shares due to his relationship with Chiricahua Company.   Mr. Merrell is the owner of Chiricahua Company.

Security Ownership of Management

The following table sets forth the share holdings of management as of the date of this Registration Statement, based upon 1,499,824 shares being outstanding as of September 8, 2008:

Ownership of Management

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Owner(1)	Percent of Class (1)

Common Stock	David C. Merrell (2) 3884 E. North Little Cottonwood Road Salt Lake City, Utah 84092	1,200,000	80%
Common Stock	Mike Brown	40,000	2.7%

(1)   Includes shares that any beneficial owner has the right to acquire within 60 days, from options, warrants, rights, conversion privilege or similar obligations.

(2)   David C. Merrell may be deemed to be the beneficial owner of the 1,200,000 shares of Chiricahua Company, and accordingly, these shares are included in the beneficial ownership calculations for him.  Mr. Merrell is the owner of Chiricahua Company.

All Directors and Executive Officers as a Group (Two Persons)

Our two directors and officers directly own 1,240,000 shares of our outstanding voting securities or approximately 82.7% of our outstanding voting securities.

Changes in Control

There are no present arrangements or pledges of our securities which may result in a change in control.

Item 5.  Directors, Executive Officers, Promoters and Control Persons.

Identification of Directors and Executive Officers

The following table sets forth the names of all of our current directors and executive officers.  These persons will serve until the next annual meeting of our stockholders or until their successors are elected or appointed and qualified or their prior resignation or termination.

Name	Positions Held	Date of Election or Designation	Date of Termination or Resignation
David C. Merrell	President & Director	2/10/97	*
Michael C. Brown	Secretary, Treasurer & Director	2/10/97	*

*   These persons presently serve in the capacities indicated.

Business Experience

David C. Merrell, Director and President. Mr. Merrell is 49 years of age, since 1989, he has been the owner of DCM Finance, a Salt Lake City based finance company which makes and brokers real estate loans.  Mr. Merrell received his Bachelor of Science degree in Economics from the University of Utah in 1981.

Michael C. Brown, Secretary, Treasurer and Director.  Mr. Brown is 49 years old.  Since 1993, he has been a manager of an Albertson’s food store in Salt Lake City, Utah.  Mr. Brown has also been a food broker for Kahe Sales for the past four years.

Directorships held in other reporting issuers under the Exchange Act

Both David C. Merrell and Michael C. Brown are currently officers and directors of E.R.C. Energy Recovery Corporation, which is a reporting issuer under the Exchange Act; and David C. Merrell is a director of MCT Holding Corporation that recently filed a Form 10 Registration Statement with the SEC.

Family Relationships

There are no family relationships between any of our current directors or executive officers; Corie Merrell is the former wife of David C. Merrell.

Involvement in Certain Legal Proceedings

During the past five years, no present or former director, executive officer or person nominated to become a director or an executive officer of ours:

(1) was a general partner or executive officer of any business against which any bankruptcy petition was filed, either at the time of the bankruptcy or two years prior to that time;

(2) was convicted in a criminal proceeding or named subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

(3) was subject to any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; or

(4) was found by a court of competent jurisdiction (in a civil action), the SEC or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.

Item 6.  Executive Compensation.

The following table sets forth the aggregate compensation paid by us for services rendered during the periods indicated:

Salaries or Other Compensation

Summary Compensation Table

Name and Principal Position (a)	Year or Period (b)	Salary ($) (c)	Bonus ($) (d)	Stock Awards* ($) (e)	Option Awards (f)	Non-Equity Incentive Plan Compensation ($) (g)	Nonqualified Deferred Compensation ($) (h)	All Other Compensation ($) (i)	Total Earnings ($) (j)
David C. Merrell, President & Director	06/30/08 12/31/07 12/31/06	0 0 0	0 0 0	0 0 0	0 0 0	0 0 0	0 0 0	0 0 0	0 0 0

Michael C. Brown, Secretary/Treasurer & Director	06/30/08 12/31/07 12/31/06	0 0 0	0 0 0	0 0 0	0 0 0	0 0 0	0 0 0	0 0 0	0 0 0

Outstanding Equity Awards

Outstanding Equity Awards at Fiscal Year-End

Option Awards			Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Vested Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
David C. Merrell	None	None	None	None	None	None	None	None	None
Michael C. Brown	None	None	None	None	None	None	None	None	None

Compensation of Directors

Director Compensation

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)
David C. Merrell	None	None	None	None	None	None	None
Michael C. Brown	None	None	None	None	None	None	None

Item 7.  Certain Relationships and Related Transactions.

Transactions with Related Persons

There were no material transactions, or series of similar transactions, during the six month period ended June 30, 2008, or during our last two calendar years ended December 31, 2007, or 2006, or to the date hereof, or any currently proposed transactions, or series of similar transactions, to which we or any of our subsidiaries was or is to be a party, in which the amount involved exceeded the lesser of $120,000 or one percent of the average of our total assets at year end and in which any director, executive officer or any security holder who is known to us to own of record or beneficially more than 5% of any class of our common stock, or any member of the immediate family of any of the foregoing persons, had an interest.

Transactions with Founders and Control Persons

Except as indicated under the heading “Transactions with Related Persons,” above, in this Item 7, there were no  material transactions involving persons in these categories.

Parents of the Issuer

We have no parents.

Item 8.  Legal Proceedings.

We are not a party to any pending legal proceeding. To the knowledge of our management, no federal, state or local governmental agency is presently contemplating any proceeding against us.  No director, executive officer or affiliate of ours or owner of record or beneficially of more than 5% of our common stock is a party adverse to us or has a material interest adverse to us in any proceeding.

Item 9.  Market Price of and Dividends on the Registrant’s Common Equity and Related Stockholder Matters.

Market Information

The last time our common stock was publicly quoted was October 1989.  Once this Registration Statement is effective and the SEC has indicated to us that it has completed its review of this Registration Statement, we intend to submit for quotations of our common stock on the OTC Bulletin Board of FINRA.  No assurance can be given that any market for our common stock will develop or be maintained.  For any market that develops for our common stock, the sale of restricted securities pursuant to Rule 144 of the SEC by members of our management or any other persons to whom any such securities may be issued in the future may have a substantial adverse impact on any such public market.  See the caption “Recent Sales of Unregistered Securities,” Item 10.

Rule 144

The following is a summary of the current requirements of Rule 144:

Affiliate or Person Selling on Behalf of an Affiliate	Non-Affiliate (and has not been an Affiliate During the Prior Three Months)

Restricted Securities of Reporting Issuers

During six-month holding period – no resales under Rule 144 Permitted.

After Six-month holding period – may resell in accordance with all Rule 144 requirements including:

•

Current public information,

•

Volume limitations,

•

Manner of sale requirements for equity securities, and

•

Filing of Form 144.

During six- month holding period – no resales under Rule 144 permitted.

After six-month holding period but before one year – unlimited public resales under Rule 144 except that the current public information requirement still applies.

After one-year holding period – unlimited public resales under Rule 144; need not comply with any other Rule 144 requirements.

Restricted Securities of Non-Reporting Issuers

During one-year holding period – no resales under Rule 144 permitted.

After one-year holding period – may resell in accordance with all Rule 144 requirements including:

•

Current public information,

•

Volume limitations,

•

Manner of sale requirements for equity securities, and

•

Filing of Form 144.

During one-year holding period – no resales under Rule 144 permitted. After one-year holding period – unlimited public resales under Rule 144; need not comply with any other Rule 144 requirements.

Shell Companies

The following is an excerpt from Rule 144(i) regarding resales of securities of shell companies:

“(i)

Unavailability to securities of issuers with no or nominal operations and no or nominal non-cash assets.

(1)

This section is not available for the resale of securities initially issued by an issuer defined below:

(i)

An issuer, other than a business combination related shell company, as defined in §230.405, or an asset-backed issuer, as defined in Item 1101(b) of Regulation AB (§229.1101(b) of this chapter), that has:

(A)

No or nominal operations; and

(B)

Either:

(1)

No or nominal assets;

(2)

Assets consisting solely of cash and cash equivalents; or

(3)

Assets consisting of any amount of cash and cash equivalents and nominal other assets; or

(ii)

An issuer that has been at any time previously an issuer described in paragraph (i)(1)(i).

(2)

Notwithstanding paragraph (i)(1), if the issuer of the securities previously had been an issuer described in paragraph (i)(1)(i) but has ceased to be an issuer described in paragraph (i)(1)(i); is subject to the reporting requirements of section 13 or 15(d) of the Exchange Act; has filed all reports and other materials required to be filed by section 13 or 15(d) of the Exchange Act, as applicable, during the preceding 12 months (or for such shorter period that the issuer was required to file such reports and materials), other than Form 8-K reports (§249.308 of this chapter); and has filed current “Form 10 information” with the SEC reflecting its status as an entity that is no longer an issuer described in paragraph (i)(1)(i), then those securities may be sold subject to the requirements of this section after 12 months have elapsed from the date that the issuer filed “Form 10 information” with the SEC.

(3)

The term “Form 10 information” means the information that is required by Form 10 or Form 20-F (§249.220f of this chapter), as applicable to the issuer of the securities, to register under the Exchange Act each class of securities being sold under this rule.  The issuer may provide the “Form 10 information” in any filing of the issuer with the SEC.  The “Form 10 information” is deemed filed when the initial filing is made with the SEC.”

Securities of a shell company cannot be publicly sold under Rule 144 in the absence of compliance with this subparagraph.

Section 4(1) of the Securities Act

Since we are a shell company as defined in subparagraph (i) of Rule 144, our shares of common stock that were issued while or after we became a shell company cannot be publicly resold under Rule 144 until we comply with the requirements outlined above under the heading “Shell Companies.”  Until those requirements have been satisfied, any resales of our shares of common stock must be made in compliance with the provisions of the exemption from registration under the Securities Act provided in Section 4(1) thereof, applicable to persons other than “an issuer, underwriter or a dealer.”  That will require that such shares of common stock be sold in “routine trading transactions,” which would include compliance with substantially all of the requirements of Rule 144, including the availability of “current public information” about us as required by subparagraph (c) (1) or (c)(2) of Rule 144, regardless of the Rule’s availability; and such resales may be limited to our non-affiliates.  It has been the position of the SEC that the Section 4(1) exemption is not available for the resale of any securities of an issuer that is or was a shell company, by directors, executive officers, promoters or founders or their transferees.  See NASD Regulation, Inc., CCH Federal Securities Law Reporter, 1990-2000 Decisions, Paragraph No. 77,681, the so-called “Worm-Wulff Letter.”  The current position of the SEC that is contained in Securities Act Release No. 33-8899, effective February 15, 2008, and that codified the position of the SEC set forth in the Worm-Wulff Letter and revised Rule 144 as outlined above, is that Rule 144 now defines what resales can be made under Section 4(1) of the Securities Act, and with limited exceptions, which are set forth in footnote 172 of that Release, shares of shell companies must be sold in compliance with Rule 144(i) that is quoted above.

Holders

The number of record holders of our common stock as of the date of this Registration Statement is approximately 123, excluding an undetermined number of holders whose shares are held in broker dealer accounts or the Depository Trust Company.

Dividends

We have not declared any cash dividends with respect to our common stock and do not intend to declare dividends in the foreseeable future.  Our future dividend policy cannot be ascertained with any certainty, and if and until we complete any acquisition or business combination, no such policy will be formulated. There are no material restrictions limiting, or that are likely to limit, our ability to pay dividends on our securities.

Securities Authorized for Issuance under Equity Compensation Plans

Plan Category	Number of Securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans excluding securities reflected in column (a)
	(a)	(b)	(c)
Equity compensation plans approved by security holders	None	None	None
Equity compensation plans not approved by security holders	None	None	None
Total	None	None	None

Purchases of Equity Securities by Us and Affiliated Purchasers

There were no purchases of our equity securities by us or any affiliated purchasers during the six month period ended June 30, 2008, or the calendar years ended December 31, 2007 and 2006.

Item 10.  Recent Sales of Unregistered Securities.

On or about February 10, 1997, we issued Leonard W. Burningham, Esq. and Michael C. Brown each 40,000 shares of our common stock that were restricted securities as defined in Rule 144 for services rendered and valued at the then par value of our common stock.

On or about March 7, 1997, we issued Chiricahua Company, which is owned by David C. Merrell, our President and a director, and Corie Merrell, his former wife, 1,200,000 and 150,000 shares, respectively, of our common stock, which were restricted securities, for services rendered that were also valued at the then par value of our common stock.

We issued all of these securities to persons who were “accredited investors” as those terms are defined in Rule 501 of Regulation D of the SEC; and each such person had prior access to all material information about us. We believe that the offer and sale of these securities were exempt from the registration requirements of the Securities Act, pursuant to Sections 4(2) and 4(6) thereof, and Rule 506 of Regulation D of the SEC.  Registration of sales to “accredited investors” are preempted from state regulation, though states may require the filing of  notices, a fee and other administrative documentation like consents to service of process and the like.

Use of Proceeds of Registered Securities

There were no proceeds received by us from the sale of registered securities during the six month period ended June 30, 2008, or the calendar years ended December 31, 2007, or 2006.

Item 11.  Description of Registrant’s Securities to be Registered.

We are registering our common stock under this Registration Statement.

Common Stock

We are authorized to issue 110,000,000 shares comprised of 100,000,000 shares of common stock, $0.001 par value per share, and 10,000,000 shares of preferred stock, $0.001 par value per share.  There are currently 1,499,824 shares of common voting stock issued and outstanding and no shares of preferred issued or outstanding.  The holders of our common stock are entitled to one vote per share on each matter submitted to a vote at a meeting of our stockholders.  The Board of Directors has the right to set the series, classes, rights, privileges and preferences of the preferred stock or any class or series thereof, by amendment to the Articles of Incorporation, without stockholder approval, as provided in the General Corporation Law of the State of Nevada.

Our stockholders have no pre-emptive rights to acquire additional shares of our common stock or other securities; nor shall our stockholders be entitled to vote cumulatively in the election of directors or for any other purpose.  Our common stock is not subject to redemption rights and carries no subscription or conversion rights.  All shares of the common stock now outstanding are fully paid and non-assessable.

For additional information regarding our common stock, see our Amended and Restated Certificate of Incorporation that is filed as an Exhibit hereto and incorporated herein by reference, in Item 15.

Item 12.  Indemnification of Directors and Officers.

Nevada Law

Under the Nevada Revised Statutes and the General Corporation Law of the State of Nevada, a corporation has the power to indemnify any person who is made a party to any civil, criminal, administrative or investigative proceeding, other than an action by or in the right of the corporation, by reason of the fact that such person was a director, officer, employee or agent of the corporation, against expenses, including reasonable attorneys’ fees, judgments, fines and amounts paid in settlement of any such actions; provided, however, in any criminal proceeding, the indemnified person shall have had no reason to believe the conduct committed was unlawful.

Section 78.751 of the Nevada Revised Statutes provides that each corporation shall have the following powers regarding indemnification:

(1)  A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership,  joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection  with the action, suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed  to the best interest of the corporation, and, with respect to any  criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.  The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, does not, of itself create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and that, with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was unlawful.

(2)  A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by him in connection with  the defense or settlement of the action or suit if he acted in good faith and in a manner which he reasonably believed to be in  or not opposed to the best interests of the corporation.  Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction, determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity such expenses as the court deems proper.

(3)  To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections 1 and 2, or in defense of any claim, issue or matter therein, he must be indemnified by the corporation against expenses, including attorneys’ fees, actually and reasonably incurred by him in connection with the defense.

(4)  Any indemnification under subsections 1 and 2, unless ordered by a court or advanced pursuant to subsection 5, must be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances.  The determination must be made:

(a)  By the stockholders;

(b)  By the board of directors by majority vote of a quorum consisting of directors who were not parties to the act, suit or proceeding;

(c)  If a majority vote of a quorum consisting of directors who were not parties to the act, suit or proceeding so orders, by independent legal counsel, in a written opinion; or if a quorum consisting of directors who were not parties to the act, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion.

(d)  The certificate or articles of incorporation, the bylaws or an agreement made by the corporation may provide that the expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the  corporation.  The provisions of this subsection do not affect any rights to advancement of expenses to which corporate personnel other than directors or officers may be entitled under any contract or otherwise by law.

(5)  The indemnification and advancement of expenses authorized in or ordered by a court pursuant to this section:

(a)  Does not exclude any other rights to which a person seeking indemnification or advancement of expenses may be entitled under the certificate or articles of incorporation or any bylaw, agreement, vote of stockholders of disinterested directors or otherwise, for either an action in his official capacity or an action in another capacity while holding his office, except that indemnification, unless ordered by a court pursuant to subsection 2 or for the advancement of expenses made pursuant to subsection 5,  may not be made to or on behalf of any director or officer if a final adjudication establishes that his acts or omissions involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause  of action.

(b)  Continues for a person who has ceased to be a director, officer, employee or agent and inures to the benefit of the heirs, executors and administrators of such a person.

Articles of Incorporation

Article Five of our Amended and Restated Articles of Incorporation states as follows:

“The personal liability of the directors and officers of the Corporation is hereby eliminated to the fullest extent permitted by the General Corporation Law of the State of Nevada, as the same may be amended and supplemented.”

Article Six of our Amended and Restated Articles of Incorporation states as follows:

“The Corporation shall, to the fullest extent permitted by the General Corporation Law of the State of Nevada, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said law from and against any and all of the expenses, liabilities, or other matters referred to in or covered by said law, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any Bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.”

Bylaws

Section 8.01, Article VIII of our Bylaws states the following with regard to indemnification: Third Party Actions:

“The corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he or she is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses (including attorneys’ fees) judgments, fines, and amounts paid in settlement actually and reasonably incurred by him or her in connection with any such action, suit or proceeding, if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.  The termination of any action, suit, or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, he or she had reasonable cause to believe that his or her conduct was unlawful.”

Section 8.02, Article VIII of our Bylaws, states the following with regard to indemnification: Corporate Actions:

“The corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he or she is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses (including attorneys’ fees) actually and reasonably incurred by him or her in connection with the defense or settlement of such action or suit, if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue, or matter as to which such a person shall have been adjudged to be liable for negligence or misconduct in the performance of his or her duty to the corporation, unless and only to the extent that the court in which the action or suit was brought shall determine on application that, despite the adjudication of liability but in view of all circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.”

Item 13.  Financial Statements and Supplementary Data.

VIBROSAUN INTERNATIONAL, INC.

[A Development Stage Company]

FINANCIAL STATEMENTS

DECEMBER 31, 2007

VIBROSAUN INTERNATIONAL, INC.

[A Development Stage Company]

CONTENTS

PAGE

—

Report of Independent Registered Public Accounting Firm

29

—

Balance Sheets

30

—

Statements of Operations

31

—

Statements of Stockholders’ Equity (Deficit)

32

—

Statements of Cash Flows

33

—

Notes to Financial Statements

34 - 37

                          REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

                                                 Officers and Directors

                                                 Vibrosaun International, Inc.

We have audited the accompanying balance sheets of Vibrosaun International, Inc. as of December 31, 2007 and 2006, and the related statements of operations, stockholders’ deficit, and cash flows for the years  then ended, and for the period from re-entering the development stage on March 7, 1997 through December 31, 2007.  These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States of America).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Vibrosaun International, Inc.   as of December 31, 2007 and 2006, and the results of its operations,  changes in  stockholders’ deficit  and its cash flows for the  years then  ended, and for the period from re-entering the development stage on March 7, 1997 through December 31, 2007,  in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements  have been prepared assuming that the Company   will continue as a going concern.  As discussed in Note 3 to the financial statements, the Company has incurred losses from operations, has a liquidity problem, and requires funds for its operational activities. These factors raise substantial doubt that the Company will be able to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

                                                /s/ Child, Van Wagoner & Bradshaw, PLLC

                                                Child, Van Wagoner & Bradshaw, PLLC

                                                Certified Public Accountants

                                        Salt Lake City, Utah

                                                September 8, 2008

VIBROSAUN INTERNATIONAL, INC.

[A Development Stage Company]

BALANCE SHEETS

ASSETS

	December 31, 2007	December 31, 2006
CURRENT ASSETS:
Cash	$-	$-

Total Current Assets	-	-

	$-	$-

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)

CURRENT LIABILITIES:
Accounts payable	$3,716	$1,676
Advances - related party	11,611	3,512
Accrued interest	921	240

Total Current Liabilities	16,248	5,428

STOCKHOLDERS’ EQUITY (DEFICIT):
Preferred stock, $.001 par value, 10,000,000 shares authorized, no shares issued and outstanding	-	-
Common Stock, $.001 par value, 100,000,000 shares authorized, 1,499,824 shares issued and outstanding	1,500	1,500
Capital in excess of par value	-	-
Retained deficit (Quasi-Reorganization date of March 7, 1997)	(150)	(150)
Deficit accumulated during the development stage	(17,598)	(6,778)

Total Stockholders’ Equity (Deficit)	(16,248)	(5,428)

	$-	$-

The accompanying notes are an integral part of these financial statements.

VIBROSAUN INTERNATIONAL, INC.

[A Development Stage Company]

STATEMENTS OF OPERATIONS

	For the Years Ended December 31,		From Re-entering Development Stage on March 7, 1997 through December 31,
	2007	2006	2007
REVENUE	$-	$-	$-

EXPENSES:
General and administrative	10,139	4,777	16,677

LOSS BEFORE OTHER (EXPENSES)	(10,139)	(4,777)	(16,677)

OTHER INCOME (EXPENSE):
Interest Expense	681	240	921

LOSS BEFORE INCOME TAXES	(10,820)	(5,017)	(17,598)

TAX EXPENSE	-	-	-

NET LOSS	$(10,820)	$(5,017)	$(17,598)

LOSS PER COMMON SHARE	$(0.01)	$(0.00)

The accompanying notes are an integral part of these financial statements.

VIBROSAUN INTERNATIONAL, INC.

[A Development Stage Company]

STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)

FROM THE RE-ENTERING OF DEVELOPMENT STAGE ON

MARCH 7, 1997 THROUGH DECEMBER 31, 2007

	Common Stock		Capital in Excess of	Retained	Deficit Accumulated During Development
	Shares	Amount	Par Value	Deficit	Stage
BALANCE, March 7, 1997	149,824	$150	$-	$(150)	$-

Stock issued for services rendered
March 7, 1997 at .001 per share	1,350,000	1,350	-	-	-

Net loss for the year ended
December 31, 1997	-	-	-	-	(1,750)

BALANCE, December 31, 1997	1,499,824	1,500	-	(150)	(1,750)

Net loss for the year ended
December 31, 1998	-	-	-	-	(11)

BALANCE, December 31, 1998	1,499,824	1,500	-	(150)	(1,761)

Net loss for the years ended
December 31, 1999 through
December 31, 2005	-	-	-	-	-

BALANCE, December 31, 2005	1,499,824	1,500	-	(150)	(1,761)

Net loss for the year ended
December 31, 2006	-	-	-	-	(5,017)

BALANCE, December 31, 2006	1,499,824	1,500	-	(150)	(6,778)

Net loss for the year ended
December 31, 2007	-	-	-	-	(10,820)

BALANCE, December 31, 2007	1,499,824	$1,500	$-	$(150)	$(17,598)

The accompanying notes are an integral part of these financial statements.

VIBROSAUN INTERNATIONAL, INC.

[A Development Stage Company]

STATEMENTS OF CASH FLOWS

	For the Years Ended December 31,		From Re-entering Development Stage on March 7, 1997 through December 31,
	2007	2006	2007
Cash Flows From Operating Activities:
Net loss	$(10,820)	$(5,017)	$(17,598)
Adjustments to reconcile net loss to net cash Used by operating activities:
Non-cash services for stock	-	-	1,350
Changes in assets and liabilities:
Increase in accounts payable	2,040	1,676	3,716
Increase in accrued interest	681	240	921
Net Cash Provided (Used) by Operating Activities	(8,099)	(3,101)	(11,611)

Cash Flows From Investing Activities:
Net Cash (Used) by Investing Activities	-	-	-

Cash Flows from Financing Activities:
Advances from related party	8,099	3,101	11,611
Net Cash Provided by Financing Activities	8,099	3,101	11,611

Net Increase (Decrease) in Cash	-	-	-

Cash at Beginning of Period	-	-	-
Cash at End of Period	$-	$-	$-

Supplemental Disclosures of Cash Flow Information:
Cash paid during the period for:
Interest	$-	$-	$-
Income taxes	$-	$-	$-

Supplemental Schedule of Non-cash Investing and Financing Activities:

For the year ended December 31, 2007:

None

For the year ended December 31, 2006:

None

The accompanying notes are an integral part of these financial statements.

VIBROSAUN INTERNATIONAL, INC.

[A Development Stage Company]

NOTES TO FINANCIAL STATEMENTS

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization – Vibrosaun International, Inc. (“the Company”) was organized under the laws of the State of Nevada on October 22, 1986 as Morning Glory Mining, Inc.  The Company’s stockholders approved a quasi-reorganization effective as of March 7, 1997 [see note 2].  The Company has not generated significant revenues and is considered a development stage company as defined in Statement of Financial Accounting Standards No. 7.  The Company has, at the present time, not paid any dividends and any dividends that may be paid in the future will depend upon the financial requirements of the Company and other relevant factors.

Development Stage - The Company re-entered development stage in 1997 and is considered to be a development stage Company as defined in Statement of Financial Accounting Standards No. 7.

Cash and Cash Equivalents - The Company considers all highly liquid debt investments purchased with a maturity of three months or less to be cash equivalents.

Income Taxes - The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards No. 109, “Accounting for Income Taxes.”  This statement requires an asset and liability approach for accounting for income taxes.

Loss Per Share - The Company computes loss per share in accordance with Statement of Financial Accounting Standards No. 128, “Earnings Per Share,” which requires the Company to present basic and dilutive loss per share when the effect is dilutive.

Accounting Estimates - The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosures of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimated by management.

Recently Enacted Accounting Standards – Statement of Financial Accounting Standards (“SFAS”) No. 157, “Fair Value Measurements”, SFAS No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities – Including an amendment of FASB Statement No. 115”, SFAS No. 160, “Noncontrolling Interest in Consolidated Financial Statements” (as amended), and SFAS No. 161, “Disclosures about Derivative Instruments and Hedging Activities – an amendments of FASB Statement No. 133” were recently issued.  SFAS No. 157, 159, 160 and 161 have no current applicability to the Company or their effect on the financial statements would not have been significant.

VIBROSAUN INTERNATIONAL, INC.

[A Development Stage Company]

NOTES TO FINANCIAL STATEMENTS

NOTE 2 – QUASI-REORGANIZATION

Commencing in 1997, the Company had a change in control and began to seek a new business venture and in accordance with SFAS No. 7, became a development stage company. The Company’s stockholders approved a quasi-reorganization effective as of March 7, 1997, that provided for a re-adjustment of its capital accounts and resulted in its retained deficit from prior operations being offset against its paid-in capital account.  Thus, the paid-in capital account was eliminated and the remaining deficit of $150 continues to be reflected as a retained deficit.  No other accounts were affected by this re-adjustment and the Company’s accounting will be substantially similar to that of a new enterprise.

NOTE 3 - GOING CONCERN

The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America, which contemplate continuation of the Company as a going concern.  However, the Company has incurred losses since inception and currently has no on-going operations.  Further, the Company has current liabilities in excess of current assets.  These factors raise substantial doubt about the ability of the Company to continue as a going concern.  In this regard, management is proposing to raise any necessary additional funds not provided by operations through loans or through additional sales of its common stock.  There is no assurance that the Company will be successful in raising this additional capital or in achieving profitable operations.  The financial statements do not include any adjustments that might result from the outcome of these uncertainties.

NOTE 4 - RELATED PARTY TRANSACTIONS

Management Compensation – During the years ended December 31, 2007 and 2006, the Company did not pay any compensation to its officers and directors, as the services provided by them have only been nominal.

Office Space – The Company has not had a need to rent office space. An officer/stockholder of the Company is allowing the Company to use his office as a mailing address, as needed, at no expense to the Company.

Advances from Related Party – A stockholder of the Company or entity related to the stockholder has paid expenses on behalf of the Company. For the years ended December 31, 2007 and 2006 these payments amounted to $8,099 and $3,101 respectively.  The Company has accounted for any such payments as advances payable to the related party.  At December 31, 2007 a balance of $11,611 is owing to the related party.

VIBROSAUN INTERNATIONAL, INC.

[A Development Stage Company]

NOTES TO FINANCIAL STATEMENTS

NOTE 5 - INCOME TAXES

Deferred taxes are provided on a liability method whereby deferred tax assets are recognized for deductible temporary differences and operating loss and tax credit carryforwards and deferred tax liabilities are recognized for taxable temporary differences.  Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases.  Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized.  Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

Net deferred tax liabilities consist of the following components as of December 31, 2007 and 2006:

	2007	2006
Deferred tax assets:
NOL Carryover	$(2,600)	$(1,000)
Related Party Accruals	-	-

Valuation allowance	2,600	1,000

Net deferred tax asset	$-	$-

At December 31, 2007, the Company had net operating loss carryforwards of approximately $17,600 that may be offset against future taxable income from the year 2007 through 2027.  No tax benefit has been reported in the December 31, 2007 financial statements since the potential tax benefit is offset by a valuation allowance of the same amount.

Due to the change in ownership provisions of the Tax Reform Act of 1986, net operating loss carryforwards for Federal income tax reporting purposes are subject to annual limitations.  Should a change in ownership occur, net operating loss carryforwards may be limited as to use in future years.

NOTE 6 - CAPITAL STOCK

Preferred Stock - The Company currently has 10,000,000 shares of preferred stock authorized with a $.001 par value.

At December 31, 2007 and 2006, the Company had no shares of preferred stock issued and outstanding.

Common Stock – The Company currently has 100,000,000 shares of common stock authorized with a par value of $.001. At December 31, 2007 and 2006, the Company had 1,499,824 shares of common stock issued and outstanding.

Reverse Stock Split – On March 6, 1997, the Company effected a 250-for-1 reverse stock split. The reverse split has been applied retroactively to the financial statements.

VIBROSAUN INTERNATIONAL, INC.

[A Development Stage Company]

NOTES TO FINANCIAL STATEMENTS

NOTE 7 - LOSS PER SHARE

The following data show the amounts used in computing loss per share for the periods presented:

	For the Year Ended December 31,
	2007	2006
Loss available to common stockholders (numerator)	$(10,820)	$(5,017)

Weighted average number of common shares outstanding during the period used in loss per share (denominator)	1,499,824	1,499,824

Dilutive loss per share was not presented; as the Company had no common equivalent shares for all periods presented that would affect the computation of diluted loss per share.

NOTE 8 - COMMITMENTS AND CONTINGENCIES

Contingencies -The Company has not been active for several years. Management believes that there are no unrecorded valid outstanding liabilities from prior operations. If a creditor were to come forward and claim a liability, the Company has committed to contest the claim to the fullest extent of the law. Due to various statutes of limitations and because of the likelihood that such an old liability would not still be valid, no amount has been accrued in these financial statements for any such contingencies.

Income taxes - The Company was inactive from 1988 through 2007 and has not timely filed its income tax returns.  The Company is in the process of preparing its tax returns and believes there are no taxes owing at December 31, 2007.

VIBROSAUN INTERNATIONAL, INC.

[A Development Stage Company]

UNAUDITED CONDENSED FINANCIAL STATEMENTS

JUNE 30, 2008

VIBROSAUN INTERNATIONAL, INC.

[A Development Stage Company]

CONTENTS

PAGE

—

Unaudited Condensed Balance Sheets, June 30,

40

2008 and December 31, 2007

—

Unaudited Condensed Statements of Operations,

for the three and six months ended June 30, 2008

and 2007 and from re-entering the development

stage on March 7, 1997 through June 30, 2008

41

—

Unaudited Condensed Statements of Cash Flows,

for the six months ended June 30, 2008

and 2007 and from re-entering the development

stage on March 7, 1997 through June 30, 2008

42

—

Notes to Unaudited Condensed Financial Statements

43 – 45

VIBROSAUN INTERNATIONAL, INC.

[A Development Stage Company]

UNAUDITED CONDENSED BALANCE SHEETS

ASSETS

	June 30, 2008	December 31, 2007

CURRENT ASSETS:
Cash	$-	$-

Total Current Assets	-	-

	$-	$-

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)

CURRENT LIABILITIES:
Accounts payable	$6,107	$3,716
Advances - related party	16,449	11,611
Accrued interest - related party	1,532	921

Total Current Liabilities	24,088	16,248

STOCKHOLDERS’ EQUITY (DEFICIT):
Preferred Stock, $.001 par value, 10,000,000 shares authorized, no shares issued and outstanding	-	-
Common Stock, $.001 par value, 100,000,000 shares authorized, 1,499,824 shares issued and outstanding	1,500	1,500
Capital in excess of par value	-	-
Retained deficit (Quasi-Reorganization date of March 7, 1997)	(150)	(150)
Deficit accumulated during the development stage	(25,438)	(17,598)

Total Stockholders’ Equity (Deficit)	(24,088)	(16,248)

	$-	$-

Note: The balance sheet at December 31, 2007 was taken from the audited financial statements at that date and condensed.

The accompanying notes are an integral part of these unaudited condensed financial statements.

VIBROSAUN INTERNATIONAL, INC.

[A Development Stage Company]

UNAUDITED CONDENSED STATEMENTS OF OPERATIONS

					From Re-entering the Development stage on March 7, 1997, through June 30, 2008

	For the Three Months Ended		For the Six Months Ended
	June 30,		June 30,
	2008	2007	2008	2007

REVENUES	$ -	$ -	$ -	$ -	$ -

EXPENSES
General & Administrative	7,191	5,000	7,229	5,000	23,906
LOSS BEFORE OTHER INCOME (EXPENSE)	(7,191)	(5,000)	(7,229)	(5,000)	(23,906)
OTHER INCOME (EXPENSE):
Interest Expense	(322)	(123)	(611)	(210)	(1,532)
LOSS BEFORE INCOME TAXES	(7,513)	(5,123)	(7,840)	(5,210)	(25,438)

TAX EXPENSE	-	-	-	-	-

NET LOSS	$ (7,513)	$ (5,123)	$ (7,840)	$ (5,210)	$ (25,438)

LOSS PER COMMON SHARE	$ (0.01)	$ (0.00)	$ (0.01)	$ (0.00)

The accompanying notes are an integral part of these unaudited condensed financial statements.

VIBROSAUN INTERNATIONAL, INC.

[A Development Stage Company]

UNAUDITED CONDENSED STATEMENTS OF CASH FLOWS

	For the Six Months Ended June 30,		From Re-entering Development Stage on March 7, 1997 through June 30,
	2008	2007	2008
Cash Flows From Operating Activities:
Net loss	$(7,840)	$(5,210)	$(25,438)
Adjustments to reconcile net loss to net cash Used by operating activities:
Non-cash services for stock	-	-	1,350
Changes in assets and liabilities:
Increase in accounts payable	2,391	-	6,107
Increase in accrued interest	611	210	1,532
Net Cash (Used) by Operating Activities	(4,838)	(5,000)	(16,449)

Cash Flows From Investing Activities:
Net Cash (Used) by Investing Activities	-	-	-

Cash Flows from Financing Activities:
Issuance of common stock for cash	-	-	-
Advances from related party	4,838	5,000	16,449
Net Cash Provided by Financing Activities	4,838	5,000	16,449

Net Increase (Decrease) in Cash	-	-	-

Cash at Beginning of Period	-	-	-
Cash at End of Period	$-	$-	$-

Supplemental Disclosures of Cash Flow Information:
Cash paid during the period for:
Interest	$-	$-	$-
Income taxes	$-	$-	$-

Supplemental Schedule of Non-cash Investing and Financing Activities:

For the six months ended June 30, 2008:

None

For the six months ended June 30, 2007:

None

The accompanying notes are an integral part of these unaudited condensed financial statements.

VIBROSAUN INTERNATIONAL, INC.

[A Development Stage Company]

NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization – Vibrosaun International, Inc. (“the Company”) was organized under the laws of the State of Nevada on October 22, 1986 as Morning Glory Mining, Inc.  The Company’s stockholders approved a quasi-reorganization effective as of March 7, 1997 [see note 2].  The Company has not generated significant revenues and is considered a development stage company as defined in Statement of Financial Accounting Standards No. 7.  The Company has, at the present time, not paid any dividends and any dividends that may be paid in the future will depend upon the financial requirements of the Company and other relevant factors.

Development Stage - The Company re-entered development stage in 1997 and is considered to be a development stage Company as defined in Statement of Financial Accounting Standards No. 7.

Cash and Cash Equivalents - The Company considers all highly liquid debt investments purchased with a maturity of three months or less to be cash equivalents.

Income Taxes - The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards No. 109, “Accounting for Income Taxes.”  This statement requires an asset and liability approach for accounting for income taxes.

Loss Per Share - The Company computes loss per share in accordance with Statement of Financial Accounting Standards No. 128, “Earnings Per Share,” which requires the Company to present basic and dilutive loss per share when the effect is dilutive.

Accounting Estimates - The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosures of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimated by management.

Recently Enacted Accounting Standards - Statement of Financial Accounting Standards (“SFAS”) No. 157, “Fair Value Measurements”, SFAS No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities – Including an amendment of FASB Statement No. 115”, SFAS No. 160, “Noncontrolling Interest in Consolidated Financial Statements” (as amended), SFAS No. 161, “Disclosures about Derivative Instruments and Hedging Activities – an amendment of FASB Statement No. 133”, SFAS No. 162, “The Hierarchy of GAAP Sources for Non-governmental entities”, and SFAS No. 163, “ Accounting for Financial Guarantee Insurance Contracts” were recently issued.  SFAS No. 157, 159, 160, 161, 162 and 163 have no current applicability to the Company or their effect on the financial statements would not have been significant.

VIBROSAUN INTERNATIONAL, INC.

[A Development Stage Company]

NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

NOTE 2 – QUASI-REORGANIZATION

Commencing in 1997, the Company had a change in control and began to seek a new business venture and in accordance with SFAS No. 7, became a development stage company. The Company’s stockholders approved a quasi-reorganization effective as of March 7, 1997, that provided for a re-adjustment of its capital accounts and resulted in its retained deficit from prior operations being offset against its paid-in capital account.  Thus, the paid-in capital account was eliminated and the remaining deficit of $150 continues to be reflected as a retained deficit.  No other accounts were affected by this re-adjustment and the Company’s accounting will be substantially similar to that of a new enterprise.

NOTE 3 - GOING CONCERN

The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America, which contemplate continuation of the Company as a going concern.  However, the Company has incurred losses since inception and currently has no on-going operations.  Further, the Company has current liabilities in excess of current assets.  These factors raise substantial doubt about the ability of the Company to continue as a going concern.  In this regard, management is proposing to raise any necessary additional funds not provided by operations through loans or through additional sales of its common stock.  There is no assurance that the Company will be successful in raising this additional capital or in achieving profitable operations.  The financial statements do not include any adjustments that might result from the outcome of these uncertainties.

NOTE 4 - RELATED PARTY TRANSACTIONS

Management Compensation – During the periods ended June 30, 2008 and 2007, the Company did not pay any compensation to its officers and directors, as the services provided by them have only been nominal.

Office Space – The Company has not had a need to rent office space. An officer/stockholder of the Company is allowing the Company to use his office as a mailing address, as needed, at no expense to the Company.

Advances from Related Party – A stockholder of the Company or entity related to the stockholder has paid expenses on behalf of the Company. For the six months ended June 30, 2008 and 2007 these payments amounted to $4,838 and $5,000, respectively.  The Company has accounted for any such payments as advances payable to the related party.  At June 30, 2008 a balance of $16,449 is owing to the related party.

VIBROSAUN INTERNATIONAL, INC.

[A Development Stage Company]

NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

NOTE 5 - LOSS PER SHARE

The following data show the amounts used in computing loss per share for the periods presented:

	For the Three Months Ended		For the Six Months Ended
	June 30,		June 30,
	2008	2007	2008	2007

Loss from continuing operations available to common stockholders
(numerator)	$ (7,513)	$ (5,123)	$ (7,840)	$ (5,210)

Weighted average number of common
shares outstanding used in loss per
share for the period (denominator)	1,499,824	1,499,824	1,499,824	1,499,824

Dilutive loss per share was not presented; as the Company had no common equivalent shares for all periods presented that would affect the computation of diluted loss per share.

NOTE 6 - CAPITAL STOCK

Preferred Stock - The Company currently has  10,000,000 shares of preferred stock authorized with a par value of $.001.  At December 31, 2007 and June 30, 2008, the Company had no shares of preferred stock issued and outstanding.

Common Stock – The Company currently has 100,000,000 shares of common stock authorized with a par value of $.001. At December 31, 2007 and June 30, 2008, the Company had 1,499,824 shares of common stock issued and outstanding.

Reverse Stock Split – On March 6, 1997, the Company effected a 250-for-1 reverse stock split. The reverse split has been applied retroactively to the financial statements.

NOTE 7 - COMMITMENTS AND CONTINGENCIES

Contingencies -The Company has not been active for several years. Management believes that there are no unrecorded valid outstanding liabilities from prior operations. If a creditor were to come forward and claim a liability, the Company has committed to contest the claim to the fullest extent of the law. Due to various statutes of limitations and because of the likelihood that such an old liability would not still be valid, no amount has been accrued in these financial statements for any such contingencies.

Income taxes - The Company was inactive from 1988 through 2007 and has not timely filed its income tax returns.  The Company is in the process of preparing its tax returns and believes there are no taxes owing at December 31, 2007.

Item 14.  Changes in and Disagreements with Accountants on Accounting and Financial Disclosure.

None; not applicable.

Item 15.  Financial Statements and Exhibits.

Financial Statements

Unaudited Condensed Financial Statements ended June 30, 2008	38
Unaudited Condensed Balance Sheet	40
Unaudited Condensed Statements of Operations	41
Unaudited Condensed Statements of Cash Flows	42
Notes to Unaudited Condensed Financial Statements	43

Description of Exhibits

Exhibit No.	Title of Document
3.1	Amended and Restated Certificate of Incorporation
3.2	Bylaws

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized.

VIBROSAUN INTERNATIONAL, INC.

Date:	9/11/2008	By:	/s/David C. Merrell
David C. Merrell, President and Director

Date:	9/11/2008	By:	/s/Michael C. Brown
Michael C. Brown, Secretary, Treasurer and Director